UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 1, 2015

     HII TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30291	03-0453686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8588 Katy Freeway, Suite 430, Houston, Texas		77024
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

(713) 821-3157

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Departure of Principal Officers

Effective September 1, 2015, Brent Mulliniks was terminated as President of our wholly-owned subsidiary, Apache Energy Services, LLC d/b/a AES Water Solutions. Mr. Mulliniks remains a director of HII Technologies, Inc.

Section 8 – Other Events

Item 8.01   Other Events.

Cessation of AES Water Solutions Operations

Due to several factors, including expiration of the previously announced Heartland Bank forbearance agreement and continued limited availability of financial resources, we decided to shut down the operations of AES Water Solutions beginning September 1, 2015. We are in the process of winding down remaining field operations, and we are cooperating with AES clients to facilitate a shift of their activities to other service companies.  We are also in the process of returning all leased equipment and vehicles. As previously announced in our Current Report on Form 8-K filed on July 24, 2015, we previously suspended the operations of our Power and Safety divisions.

We continue efforts to monetize any remaining value in the business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HII TECHNOLOGIES INC.

(Registrant)

Date:  September 3, 2015

By: /s/ Loretta R. Cross_____________

Loretta R. Cross

President and Chief Restructuring Officer